UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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ORBCOMM Inc.
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Safe Harbor Statement Certain statements discussed in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company's expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company's control, that may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from the Asset Intelligence division of General Electric Company ("GE" or "General Electric" or "AI"), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our Automatic Identification System ("AIS") business; the in-orbit satellite failure of the Coast Guard demonstration or the quick-launch satellites, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information, visit http://www.orbcomm.com

Right Strategy to Deliver Value for Shareholders ORBCOMM's Board and Management Team have the right strategy to deliver value for all shareholders ORBCOMM believes it has the funding necessary to launch the second generation satellite constellation and operate the business going forward, without the need to raise additional capital Positioned the company to capitalize on long-term industry trends The Company met its fiscal 2008 financial plan Achieved Adjusted EBITDA and Service Revenue targets despite a difficult economic environment Deepened our already strong customer relationships with key OEMs Have grown subscribers at a 60% CAGR over the last three years, well ahead of industry projections, and more than doubled service revenue from 2006 to 2008.

Leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications TransportationIndustrial & Fixed Assets Heavy Equipment Marine & Homeland Security User Benefits: Lower operational cost Enhanced security Increased efficiency Asset protection "Green" Benefits Global M2M Network Platform Two-way data communications products and services that track, monitor and control mobile and fixed assets

ORBCOMM's Market Opportunity Intelligent Machines are Becoming Connected Machines Heavy Equipment 19.8% 24.5% ^ 63.4% 8.5 million Commercial Transport 32.6% 5.6% ^ 26.9% 90.8 million Industrial Fixed Assets 39.7% 5.3% ^ 34.2% 73.6 million Marine/Homeland Security 31.0% 4.2% ^18.8% 248.0 million Source: Harbor Research, Inc. 2008 Rapidly growing installed base of machines in core vertical markets Projected connected device growth worldwide by 2014: 32.3% CAGR 101.6 million units expected to be connected in our four core markets by 2014 Connected Device Total M2M Units 2008 ^ 2014 2008 ^ 2014 Addressable Our Core Markets CAGR M2M Penetration by 2014 * Excludes residential meter reading *

Catalysts For Growth OEM Standardization and VAR model is most cost efficient and effective way to grow subscribers Caterpillar, Doosan Infracore America, Hitachi, Hyundai Heavy Industries, Komatsu, and Volvo have standardized product rollouts New OEMS in the pipeline More models and regions from current OEMs Adding more resellers and international regulatory authorizations to broaden distribution Network agreements with T-Mobile, AT&T, Telenor Connexion, and Rogers Hardware provided by Quake, Stellar, MobiApps, and Wavecom International staff covering Japan, Europe, Australia, South America, Central America Additional regulatory applications in process Technology Modems are getting smaller, cheaper and more power efficient Several new modems are coming to market with more features including multi-mode New brands of ORBCOMM enabled modems are coming to market with new distribution channels Resellers are developing all-in-one terminals to improve speed to market of applications New Satellites New satellites will increase speed of the network - expected to lead to more applications New service - AIS Fully backward compatible Faster data speed, larger messages, higher capacity

Significant Competitive Advantages

Built for machine-to-machine markets

	ORBCOMM	Terrestrial Networks	GEO Satellite	Big LEO Satellite
Focus on M2M Communications	✓			
2-Way Subscriber Equipment Cost	$100	$100	$400–1,500	$400–1,500
Industrially Rated Subscriber Equipment	✓			
Low Cost 2-Way Communications	✓	✓		
Narrowband Optimization	✓	✓		
Global Coverage	✓			✓
Replenishment Cost of Network*	$230 million	n/a	$1 billion	$1–3 billion

Most economical coverage for a 3,000 mile footprint

* Company estimate

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Global M2M Connecting the World's Assets ORBCOMM

Growing Base of Industry-Leading VARs Highly scalable global sales network includes many well-known brands selling and servicing large end users directly Innovative industry leaders provide valuable expertise, application development Government and Homeland Security Fixed Assets Commercial Transportation Marine Vessels End Users VARs/OEMs/Customers Registered marks are the property of their respective owners. Equipment Services Construction & Mining Companies Heavy Equipment

Agreements with T-Mobile, AT&T, Telenor Connexion, and Rogers to resell terrestrial wireless data services and dual-mode services. Pursuing additional network and hardware relationships for dual-mode Opportunity for ORBCOMM ORBCOMM Dual-Mode Offering High bandwidth messaging Data and voice capabilities Near real-time service Global coverage Industry-low price points Increased customer penetration in current markets Expansion into new markets Higher revenue per asset Accelerates implementation of end-users Dual-Mode and Terrestrial Dual-mode capabilities at low price points

Automatic Identification System (AIS) Satellite Program ORBCOMM is the only commercial space-based system capable of receiving AIS signals Above images are snapshots of traffic from one satellite 7/22 to 7/26

AIS Tracking of Sirius Star This is the AIS trail from the hijacked Sirius Star

Model Provides High Operating Leverage Subscriber Revenue Recurring Revenue from growing base of subscribers Subscriber Communicators growth - Up 31.0% in 2008 over 2007, 3-year CAGR of 60% Relatively low churn / long asset life-cycles Attractive subscriber economics Our VARs bear costs related to subscriber acquisition and care, representing an efficient use of ORBCOMM's capital and driving multiple applications to market Low operating cost structure Relatively low CapEx requirement to replenish satellites Minimal incremental cost to deliver AIS revenue High operating leverage High EBITDA margins at scale Maintenance CapEx following launch of 2nd generation satellites could provide significant free cash flow generation ^ New Revenues Expected From AIS Consistent With High Margin And Attractive Operating Leverage

Subscriber Growth (4Q06-4Q08) Subscribers grew 31% year over year in 2008

Service Revenue Trends (4Q06-4Q08) On a trailing 12-month basis, ORBCOMM has grown Service Revenues by 106% over the last two years. ($ in 000s)

Adjusted EBITDA1 (4Q06-4Q08) Adjusted EBITDA1 has hit the inflection point to positive territory ($ in 000s) 1 Adjusted EBITDA is defined as Earnings before Interest Income (Expense), Provision for Income Taxes and Depreciation and Amortization, adjusted for Stock-Based Compensation Expense, Pre-Control Earnings from Consolidated Subsidiary and Minority Interest. For general reconciliation, please see Appendix slide.

Strong Balance Sheet SELECTED ITEMS ON THE BALANCE SHEET CASH AND CASH EQUIVALENTS $75,370 $115,587 LONG-TERM DEBT $1,200 $1,200 SHAREHOLDER'S EQUITY $161,605 $160,849 Significant cash position, negligible debt December 31, 2008 December 31, 2007 ($ in 000s)

CAPEX - Expected Funding Sources Plans for Capital Spending In 2009 of between $25-$30 million mostly for Next Generation Satellites Cash on Hand, plus investment returns $81.0 million cash, cash equivalents, $ restricted cash* Internally Generated Cash Flow from Operations Positive adjusted EBITDA last five quarters Positive Cash flow from operations of almost $4.0 million in 2008 Credit Facility of up to $20 million available from satellite vendor, if needed CAPEX cash sources identified * As of December 31, 2008

Meeting With Dissident Nominees In December 2008, two independent members of our Board, one a member of the Nominating and Governance Committee, met with Messrs. Miron and Chrust to discuss their ideas and proposals. After this meeting, the entire Board determined that none of the operational changes proposed either made sense or were already being done or considered. Moreover, the Board determined that given the depressed stock valuation, the dissident's proposal to engage in a going private transaction would not benefit all shareholders. Nor would it benefit shareholders to engage an unnecessary and ill timed $25 million capital raise. The Board found that neither Mr. Miron nor Mr. Chrust had the sufficient background or industry experience to enhance Board deliberations. Finally, in light of what they were proposing, combined with their relatively minor stock ownership, the Board had serious concerns about their motivations. Michael Miron Led a Class Action suit against his former company's majority shareholders and Directors No known operating experience since 2005 Participated in failed SPAC attempt in 2008 Only claimed satellite experience is overseeing a failed investment in GlobalStar Conflicts of interest as an ORBC Director: has already negotiated fees of $750k plus 5% of money raised Has never sat on a public company board Steven Chrust Last deal was for $900k Decline of 98% in Juniper Content Corp following his addition to the Board Failed as Vice Chairman and Director at Winstar leading to bankruptcy filing Conflicts of interest as an ORBC Director: Negotiated fees of as much as $500k that could be paid to Mr. Chrust from proposed $25 million capital raise.

Juniper Content Corporation Juniper Content Corporation declines 98% following Mr. Chrust's addition to the board, the only other public company board position he holds. (JNPC.OB - $112,000* market cap) * Source: www.bloomberg.com

Why Chrust/Miron Plan is Flawed $25 million is supposed to fund additional capital expenditures and get ORBCOMM into the VAR business ORBCOMM believes it is fully funded ORBC has $81 million in cash and cash equivalents and effectively no debt (as of 12/31/2008) Anticipated CapEx in 2009 and 2010 of $70 million Cash flow from operations in 2008 of almost $4 million A $25 million offering could dilute shareholders by as much as 50% $25 million is a fraction of the money needed to get into the VAR business ORBCOMM exited this business in 2000 after Chapter 11 ORBC had nearly 600 employees and ~$3 million per month cash from operations burn rate prior to bankruptcy We estimate development and start-up costs could be $25 million PER APPLICATION Our key customers - VARs - could start leaving our network as we would be viewed as competition. Our subscriber base would be AT RISK Proposed CEO Michael Miron lacks the necessary experience for the position Litigious past Has not had an operating position since 2005 No record of success since 2005

Why Chrust/Miron Plan is Flawed (Continued) Management Changes are already being implemented Current CEO was promoted just one year ago Despite historically poor economic conditions, ORBCOMM achieved its financial guidance Management is focused on long-term success and shareholder value, not transaction fees ORBCOMM has added key personnel to support growth strategy New CEO - March 2008 New VP of Business Development and Investor Communications - July 2008 New SVP of Operations - August 2008 New VP of Sales and Business Development - February 2009 New EVP of Sales - Search underway

The Real Motivation: $$$ at Shareholder Expense

- Messrs. Levinson, Nayden, and Chrust are all members of or affiliated with Centripetal Capital Partners, LLC
- Michael Miron is obligated to use best efforts to cause ORBC to pay financing fees associated with the proposed $25 million equity raise of $750k and 5% of capital raised with all expenses reimbursed
  - Equates to $2 million in fees or 8%, well over market rates for a public company, for $25 million in financing
  - Fees would go to an undisclosed bank, which we believe is Redwood Capital whom we have never heard of prior to meetings with the dissident group, of which further affiliations are unknown
  - Reimbursement of fees that could reach $495k for proxy solicitation in addition to expenses associated with any capital raise
- Mr. Chrust is positioned to receive 25% of these fees as a "consultant" or $500k
  - Fees represent more than 3x of the value of his investment in ORBCOMM
- Independence of Messrs. Chrust and Miron is in question
- Total payment to Messrs. Chrust, Miron, their associates, and unnamed financial advisory firm, excluding salary and expense reimbursement, should they achieve their agenda: **~$2.5 million**
- Total value of investment in ORBCOMM by dissident shareholders: **~$750 thousand (1% of total shares outstanding)**

"we do not concur with the remedies proposed by the dissident shareholders and suspect that their actions may be motivated by a classic "corporate blackmail" strategy rather than an altruistic desire to increase shareholder value," said Chris Quilty at Raymond James*

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* Permission to use quotation was neither requested nor received

Global M2M Connecting the World's Assets ORBCOMM

Our Plan for Enhancing Shareholder Value Conserve Cash through difficult economic environment Continue toward launch of new satellites, space out the timing if necessary Save shareholders from massive dilution Continue positive trend of growing Adjusted EBITDA and Cash Flow From Operations Take advantage of current environment Increase market share of VARs while competition is struggling with CapEx Improve quality of staff - benefit from the difficult environment and add highly qualified candidates Look for possible new independent Directors who could help enhance shareholder value Increase Government Business Be prepared for when the market turns Grow! AIS business - ORBCOMM is the only commercial provider of space-based AIS service New offerings - Dual mode services, reseller agreements with top wireless providers, all-in-one products available for turn-key operation More verticals - benefit from the addition of new verticals that can be accessed through dual- mode or with new satellite services International expansion - grow subscribers with existing VAR and OEM relationships as well as potential new ones

Corporate Governance and Nominated Directors Majority of directors on our Board are independent Officers and Directors represent 18.0% of the outstanding shares and therefore have a vested interest in making the company successful and driving shareholder value Incumbent Board members - Two industry Veterans with substantial share holdings Jerome B. Eisenberg - non-executive Chairman of the Board (holds over 2% of shares outstanding) Member of the Board of Directors since 2001 Has worked in the satellite industry since 1993 when he helped found Satcom International Group, plc Marco Fuchs - CEO and Chairman of the Managing Board of OHB Technology A.G. (represents over 5% of shares outstanding) Member of the Board of directors of ORBCOMM since 2001 CEO of OHB Technology A.G. (technology and space) Has worked in the satellite industry since 1995

Vote For ORBCOMM Management Despite a difficult economic environment, the management team achieved its key financial objectives in 2008 Current management and Board members, representing 18.0% of shares outstanding, have been the drivers of growth at ORBCOMM The dissident group has limited industry experience and could receive substantial fees at the expense of the other 99% of shareholders Dissident shareholders, controlling only 1% of shares, are attempting to replace members of management and gain operational control of the Company Contrary to the dissident shareholders' assertion, ORBCOMM is positioned to grow subscribers, Service Revenues, and Adjusted EBITDA, while managing its resources to avoid accessing the highly dilutive equity markets We ask that you vote for ORBCOMM's Board on the WHITE Proxy Card

Appendix The following table reconciles our Net Income (Loss) to EBITDA and Adjusted EBITDA for the periods shown: